Exhibit 99.2

Okta, Inc. Announces Pricing of Offering of $1.0 Billion of Convertible Senior Notes

June 10, 2020

SAN FRANCISCO—(BUSINESS WIRE)—June 10, 2020—Okta, Inc. (“Okta”) (NASDAQ:OKTA) today announced the pricing of $1.0 billion aggregate principal amount of Convertible Senior Notes due 2026 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Okta also granted the initial purchasers of the notes the option to purchase, within a 13-day period from, and including, the initial issuance date of the notes, up to an additional $150.0 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to settle on June 12, 2020, subject to customary closing conditions, and is expected to result in approximately $986.8 million in net proceeds to Okta after deducting the initial purchasers’ discount and estimated offering expenses payable by Okta (assuming no exercise of the initial purchasers’ option to purchase additional notes).

The notes will be senior, unsecured obligations of Okta. The notes will bear interest at a rate of 0.375% per year. Interest will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2020. The notes will mature on June 15, 2026, unless earlier redeemed, repurchased or converted. Okta may not redeem the notes prior to June 20, 2023. Okta may redeem for cash all or any portion of the notes, at its option, on or after June 20, 2023, if the last reported sale price of Okta’s Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Okta provides notice of redemption, during any 30 consecutive trading day period ending on and including the trading day preceding the date on which Okta provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes, which means that Okta is not required to redeem or retire the notes periodically.

Holders of the notes will have the right to require Okta to repurchase all or a portion of their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price of 100% of their principal amount plus any accrued and unpaid interest.

The notes will be convertible at an initial conversion rate of 4.1912 shares of Okta’s Class A common stock, per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $238.60 per share, which represents a conversion premium of approximately 32.50% to the last reported sale price of $180.07 per share of Okta’s Class A common stock on NASDAQ on June 9, 2020).

Prior to the close of business on the business day immediately preceding March 15, 2026, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after March 15, 2026 until the close of business on the second scheduled trading day preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of Okta’s Class A common stock, or a combination thereof, at Okta’s election.

In connection with the pricing of the notes, Okta entered into privately negotiated capped call transactions with one of the initial purchasers and certain other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments, the number of shares of Class A common stock underlying the notes sold in the offering. The capped call transactions are generally expected to reduce potential dilution to Okta’s Class A common stock upon any conversion of notes and/or offset any cash payments Okta is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be $360.14 per share, which represents a premium of 100% over the last reported sale price of Okta’s Class A common stock of $180.07 per share on June 9, 2020, and is subject to certain adjustments under the terms of the capped call transactions.

Okta has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Okta’s Class A common stock and/or enter into various derivative transactions with respect to the Class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Class A common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Class A common stock and/or purchasing or selling the Class A common stock or other securities of Okta in secondary market transactions from time to time prior to the maturity of the notes (and are likely to do so following any conversion, repurchase or redemption of the notes, to the extent Okta exercises the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of the Class A common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following a conversion or during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

Okta intends to use approximately $116.5 million of the net proceeds from the offering to pay the cost of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, Okta expects to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties. Okta intends to use the remainder of the net proceeds from the offering for general corporate purposes.

Contemporaneously with the pricing of the offering, Okta entered into privately negotiated transactions with certain holders of its existing 0.25% Convertible Senior Notes due 2023 (the “2023 Notes”) to exchange approximately $69.9 million in aggregate principal amount of the 2023 Notes for an aggregate of approximately 1.4 million shares of its Class A common stock and approximately $0.2 million in cash in respect of accrued and unpaid interest and premium to the conversion value of the 2023 Notes. Okta expects that holders of 2023 Notes that exchange their 2023 Notes may enter into or unwind various derivatives with respect to Okta’s Class A common stock (including entering into derivatives with one or more of the initial purchasers or their respective affiliates) and/or purchase or sell shares of Okta’s Class A common stock concurrently with or shortly after the pricing of the notes.

In connection with the issuance of the 2023 Notes, Okta entered into convertible note hedge transactions (the “existing convertible note hedge transactions”) with certain financial institutions (the “existing counterparties”). Okta also entered into separate warrant transactions (the “existing warrant transactions”) with the existing counterparties. In connection with the exchange transactions with respect to the 2023 Notes, Okta entered into agreements with the existing counterparties to terminate a portion of: (i) the existing convertible note hedge transactions in a notional amount corresponding to the principal amount of such 2023 Notes exchanged and (ii) the existing warrant transactions with respect to a number of shares equal to the notional shares underlying such 2023 Notes exchanged. In connection with such terminations and the related unwinding of the existing hedge position of the existing counterparties with respect to such transactions, such existing counterparties and/or their respective affiliates may sell shares of Okta’s Class A common stock in secondary market transactions, and/or unwind various derivative transactions with respect to the Class A common stock concurrently with or shortly after the pricing of the notes.

In connection with such terminations, Okta anticipates that it will receive net proceeds from the existing counterparties equal to approximately $19.6 million, which it intends to use for general corporate purposes. The exchange of Okta’s 2023 Notes and the unwind of the existing convertible note hedge transactions and the existing warrant transactions described above, and the potential related market activities by exchanging holders of the 2023 Notes and the existing counterparties, as applicable, could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of Okta’s Class A common stock, which may affect the trading price of the notes, at that time and Okta cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or its Class A common stock.

The notes were only offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of Okta’s Class A common stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Okta

Okta is the leading independent provider of identity for the enterprise. The Okta Identity Cloud enables organizations to securely connect the right people to the right technologies at the right time. With over 6,500 pre-built integrations to applications and infrastructure providers, Okta customers can easily and securely use the best technologies for their business. Over 8,400 organizations, including 20th Century Fox, JetBlue, Nordstrom, Slack, Teach for America and Twilio, trust Okta to help protect the identities of their workforces and customers.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding whether Okta will issue the notes, the extent, and potential effects, of the capped call transactions and the exchange of the 2023 Notes (including the unwind of the existing convertible note hedge transactions and existing warrant transactions), whether the capped call transactions will become effective, the potential dilution to Okta’s Class A common stock, the expected use of the proceeds from the sale of the notes, and other statements contained in this press release that are not historical facts. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Okta’s control. Okta’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks related to or associated with: whether Okta will consummate the offering of notes on the expected terms, or at all, whether Okta will consummate the anticipated 2023 Notes exchanges, the related terminations of a portion of the existing convertible note hedge transactions and the existing warrant transactions and the terms thereof and whether Okta will enter into capped call transactions, the terms thereof and whether such capped call transactions become effective, all of which could differ or change based upon market conditions or for other reasons; and other risks included in Okta’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent Okta’s views only as of the date of this press release and Okta assumes no obligation and does not intend to update these forward-looking statements.

Source: Okta, Inc.

Okta, Inc.

Investor Contact:

Dave Gennarelli, 415-851-4744

investor@okta.com

or

Media Contact:

Jenna Kozel, 415-418-9600

press@okta.com